                                                                Exhibit 99(e)

                          THE WASHINGTON WATER POWER COMPANY

                                  OFFER TO EXCHANGE
                     UP TO 20,000,000 SHARES OF ITS COMMON STOCK,
                              NO PAR VALUE, FOR RECONS,
              EACH RECONS CONSTITUTING A ONE-TENTH OWNERSHIP INTEREST IN
                         ONE SHARE OF $12.40 PREFERRED STOCK,
                          CONVERTIBLE SERIES L, NO PAR VALUE


To   Participants in The Washington Water Power Company
     Investment and Employee Stock Ownership Plan
     (the "401(k) Plan"):

     Enclosed for your consideration is a Prospectus dated _____________, 1998 (the "Prospectus") of The Washington Water Power Company, a Washington corporation (the "Company"), and the related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer"). These documents are being delivered to you in connection with the Company's offer to exchange up to 20,000,000 shares of its Common Stock, no par value (such shares, together with all other outstanding shares of Common Stock of the Company, the "Common Shares"), for depositary shares. Each depositary share constitutes a one-tenth ownership interest in one share of $12.40 Preferred Stock, Convertible Series L, no par value, of the Company (each such depositary shares being herein called a "RECONS").

     We are the record keeper of Common Shares held for your account under the 401(k) Plan. You may direct us, and we will in turn instruct Copper Mountain Trust Corporation, as trustee under the 401(k) Plan (the "Trustee"), to tender all or any portion of the Common Shares held by you in your 401(k) Company Stock Fund under the 401(k) Plan. Any Common Shares held in your Company Contribution Account under the 401(k) Plan may not be tendered. Only the Common Shares held in the Company Stock Fund of YOUR Contribution Account are eligible to be tendered.

     THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER COMMON SHARES HELD FOR YOUR ACCOUNT. DO NOT COMPLETE THE LETTER OF TRANSMITTAL WITH RESPECT TO THE COMMON SHARES IN YOUR 401(k) COMPANY STOCK FUND. INSTEAD, COMPLETE THE ENCLOSED FORM ENTITLED "401(k) ELECTION TO TENDER SHARES OF COMMON STOCK HELD IN THE COMPANY STOCK FUND" (THE "401(k) ELECTION") AND RETURN IT TO US IN THE ENCLOSED ENVELOPE.

     The Exchange Offer will expire on _________, ____________ __, 1998 (the "Expiration Date"), unless the Company chooses to extend it. In order to have sufficient time to instruct the Trustee with respect to the number of Common Shares to tender pursuant to the Exchange Offer, WE MUST RECEIVE YOUR 401(K) ELECTION NO LATER THAN ____________, _____________ __, 1998 (THE "401(K)
EXPIRATION DATE") OR THE COMMON SHARES IN YOUR 401(K) COMPANY STOCK FUND WILL NOT BE EXCHANGED FOR RECONS.

     The 401(k) Election includes a figure indicating an estimated number of Common Shares in your 401(k) Company Stock Fund as of ______________, __, 1998. This number is for estimation purposes only, and may differ from the actual number of Common Shares in your 401(k) Company Stock Fund and available for tender on the 401(k) Expiration Date. You may choose to tender all of the 401(k) Shares in your Company Stock Fund or a specific percentage of such shares. If you choose to tender a specific percentage of shares, the number of Common Shares tendered will equal such percentage times the number of Common Shares in your 401(k) Company Stock Fund on the 401(k) Expiration Date.

     You are urged to read the Exchange Offer materials carefully and to consider all factors set forth therein before making your decision with respect to the Exchange Offer. If, after reading the enclosed materials, you have any questions, please contact Mary Trudel, Washington Water Power Employee Benefits, at (509) 432-4730. If you choose not to tender any Common Shares held in your 401(k) Company Stock Fund, you need not complete this form or take any further action.

                                       Very truly yours,

                                       Howard Johnson & Company

                       THE WASHINGTON WATER POWER COMPANY

                 401(K) ELECTION TO TENDER SHARES OF COMMON STOCK
                         HELD IN THE COMPANY STOCK FUND

                                            Account No._______________________

                                            Estimated Common Share Balance
                                            as of ___________ __, 1998:_______


     The undersigned acknowledges receipt of your letter and the enclosed Prospectus (the "Prospectus") dated October __, 1998 and the related Letter of Transmittal in connection with the offering by The Washington Water Power Company to exchange up to 20,000,000 shares of its Common Stock, no par value (such shares, together with all other outstanding shares of Common Stock of the Company, the "Common Shares"), for depositary shares (the "RECONS"), each RECONS constituting a one-tenth ownership interest in one share of $12.40 Preferred Stock Convertible Series L, no par value, of the Company, at a rate of one RECONS for each Common Share tendered.

     This will instruct the trustee under the Investment and Employee Stock Ownership Plan (the "Trustee") to tender pursuant to the Exchange Offer the percentage of Common Shares indicated below held by the Trustee in the 401(k) Company Stock Fund of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     With respect to the Common Shares held in the above-referenced 401(k) Company Stock Fund:

/ /  Please Tender 100% of Common Shares  OR  / /  Please Tender Only ____% of
                                                         Common Shares
                                                    (fill in number 1 - 100))




                                   SIGN HERE



-------------------------------------       ------------------------------------
Signature of Participant is required
                                            ------------------------------------
Dated:
      -------------------------------       ------------------------------------
                                             Please print name and address here



      TO ENSURE TIMELY RECEIPT BY THE EXCHANGE AGENT,
      DO NOT MAIL OR DELIVER THIS FORM TO WASHINGTON WATER POWER.
      USE THE RETURN ENVELOPE PROVIDED.